Exhibit 99.1

PRELIMINARY COPY

EMC CORPORATION 176 SOUTH STREET HOPKINTON, MA 01748-9103

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you submit your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	E05938-TBD	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EMC CORPORATION

The Board of Directors unanimously recommends that EMC shareholders vote “FOR” the following proposals:	For	Against	Abstain

1.   Proposal to approve the Agreement and Plan of Merger, dated as of October 12, 2015, as amended by the First Amendment to Agreement and Plan of Merger, dated as of May 16, 2016, as so amended and as it may be amended from time to time, referred to collectively as the merger agreement, among Denali Holding Inc., Dell Inc., Universal Acquisition Co., referred to as Merger Sub, and EMC Corporation, referred to as EMC, pursuant to which Merger Sub will be merged with and into EMC, and EMC will continue as a wholly owned subsidiary of Denali Holding Inc. (which transaction is referred to as the merger).

	☐	☐	☐

2. Proposal to approve, on a non-binding, advisory basis, the compensation payments that will or may be paid by EMC to its named executive officers in connection with the merger.	☐	☐	☐

3. Proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the merger agreement.	☐	☐	☐

NOTE: In their discretion, the named proxy holders will vote on such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

The undersigned acknowledges receipt prior to the execution of this proxy of a notice of special meeting of shareholders and a proxy statement/prospectus dated [TBD].

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PRELIMINARY COPY

EMC CORPORATION

SPECIAL MEETING OF SHAREHOLDERS

[TBD], 2016

[TBD]

176 South Street

Hopkinton, Massachusetts 01748

If you would like to attend the Special Meeting, you must pre-register as described in more detail in the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Proxy Statement is available at www.proxyvote.com.

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E05939-TBD

EMC CORPORATION

Special Meeting of Shareholders

[TBD], [TBD]

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby revokes all prior proxies and appoints [TBD] and [TBD], and each of them, proxies with full power of substitution, to represent and to vote at the Special Meeting of Shareholders of EMC Corporation, a Massachusetts corporation, to be held at [TBD], on [TBD], at EMC’s facility at 176 South Street, Hopkinton, Massachusetts, and at any adjournments or postponements thereof, all the shares of Common Stock, par value $.01 per share, of EMC that the undersigned would be entitled to vote if personally present. The undersigned instructs such proxies or their substitutes to act on the matters listed on the reverse side as specified by the undersigned, and to vote in such manner as such proxies or their substitutes may determine on any other matters that may properly come before the meeting.

THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THEN THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE EMC BOARD OF DIRECTORS. IN THEIR DISCRETION, THE NAMED PROXIES ARE AUTHORIZED TO VOTE UPON SUCH BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side